UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016 (March 14, 2016)

RENTECH NITROGEN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35334	45-2714747
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

10877 Wilshire Boulevard, 10th Floor

Los Angeles, California 90024

(Address of principal executive office) (Zip Code)

(310) 571-9800

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On March 14, 2016, Rentech Nitrogen Partners, L.P. (the “Partnership”) and Rentech Nitrogen Pasadena Holdings, LLC (“Pasadena Holdings”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Pasadena Commodities International, LLC (the “Buyer”) and Rentech, Inc., solely in its capacity as seller representative (the “Company”). On the same date, the closing under the Purchase Agreement occurred and Buyer purchased 100% of the issued and outstanding membership interests of Pasadena Holdings from the Partnership.

At the closing, the Buyer made an initial cash payment to the Partnership of $5.0 million net of fees described below. The Purchase Agreement provides for a cash working capital adjustment, which is expected to be approximately $6.0 million, after confirmation of the amount within ninety days of the closing of the transaction. The Purchase Agreement also includes a milestone payment which would be paid to Partnership unitholders equal to 50% of the Pasadena facility’s EBITDA, as defined in the Purchase Agreement, in excess of $8.0 million cumulatively earned over the next two years. In addition, the Purchase Agreement includes a liquidity event payment if Buyer sells Pasadena Holdings, or a majority of its assets, prior to March 31, 2019 equal to: (i) 50% of the amount, if any, Buyer receives upon closing the liquidity event; less (ii) the cumulative amount Buyer has paid for Pasadena Holdings under the terms of the Purchase Agreement as of the liquidity event. The cumulative maximum amount that may be paid out as a milestone payment or a liquidity event payment (on a combined basis) is $25 million. The Partnership expects to distribute to its unitholders the $5.0 million initial cash payment, net of estimated transaction-related fees of approximately $0.7 million, on March 31, 2016 to unitholders of record as of March 28, 2016.

Buyer, the Partnership and Pasadena Holdings made customary representations, warranties and covenants in the Purchase Agreement. Under the Purchase Agreement, none of the representations and warranties survived the closing under the Purchase Agreement, and Buyer’s sole and exclusive remedy for claims for any inaccuracy or breach of any representation or warranty of the Partnership or Pasadena Holdings will be to recover from a representations and warranties insurance policy.

Separation Agreement

On March 14, 2016, in connection with the closing under the Purchase Agreement, the Partnership entered into a Separation Agreement (the “Separation Agreement”) with Rentech Nitrogen GP, LLC (the “Partnership GP”) and Pasadena Holdings. The Separation Agreement governs the terms of the separation of Pasadena Holdings’ business from the Partnership’s other business. Among other things, the Separation Agreement generally provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of Pasadena Holdings and its subsidiary’s business with Pasadena Holdings and financial responsibility for the obligations and liabilities of the Partnership’s other business with the Partnership.

The summaries of the Purchase Agreement and Separation Agreement in this Current Report on Form 8-K do not purport to be complete and are qualified by reference to the full text of the aforementioned agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial statements

The following unaudited pro forma condensed consolidated financial statements are included in this Form 8-K as Exhibit 99.1 and incorporated herein by reference in this Item 9.01:

Unaudited pro forma condensed consolidated financial statements.

(d)	Exhibits

10.1	Membership Interest Purchase Agreement, dated as of March 14, 2016, by and among Pasadena Commodities International, LLC, as Buyer, Rentech Nitrogen Partners, L.P. as Seller, Rentech, Inc. as Seller Representative and Rentech Nitrogen Pasadena Holdings, LLC, as the Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Rentech, Inc. on March 18, 2016).

10.2	Separation Agreement, dated as of March 14, 2016, by and among Rentech Nitrogen Partners, L.P., Rentech Nitrogen GP, LLC and Rentech Nitrogen Pasadena Holdings, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Rentech, Inc. on March 18, 2016).

99.1	Unaudited pro forma condensed consolidated financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P. a Delaware limited Partnership

	By:	Rentech Nitrogen GP, LLC
	Its:	General Partner

Date: March 18, 2016	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel